As filed with the Securities and Exchange Commission on June 30, 2023

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCEANPAL INC.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
OceanPal Inc. c/o Steamship Shipbroking Enterprises Inc. Pendelis 26, 175 64 Palaio Faliro, Athens, Greece +30-210-9485-360 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to Completion, Dated June 30, 2023

PROSPECTUS

$250,000,000

OCEANPAL INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1) our common stock (including related preferred stock purchase rights),
(2) our preferred stock,
(3) our debt securities,
(4) our warrants,
(5) our purchase contracts,
(6) our rights, and
(7) our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of all securities issued and sold under this prospectus may not exceed $250,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common stock is listed on the Nasdaq Capital Market ("Nasdaq") under the symbol "OP".
The aggregate market value of our outstanding common stock held by non-affiliates as of June 27, 2023, was $5,750,164, based on 3,549,484 shares of common stock outstanding, all of which are held by non-affiliates, and a closing price on NASDAQ of $1.62 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-calendar month period that ends on and includes the date hereof.
An investment in the securities offered hereby involves risks. See the section entitled "Risk Factors" on page 6 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is  , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process. Under the shelf registration process, we may sell, from time to time, our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, all references in this prospectus to "we," "our," "us" and the "Company" refer to OceanPal Inc. and its subsidiaries. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars. We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or U.S. GAAP. We have a fiscal year end of December 31.

TABLE OF CONTENTS
Page
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	3
RISK FACTORS	6
USE OF PROCEEDS	7
CAPITALIZATION	8
DILUTION	9
PLAN OF DISTRIBUTION	10
TAX CONSIDERATIONS	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF PURCHASE CONTRACTS	26
DESCRIPTION OF RIGHTS	27
DESCRIPTION OF UNITS	28
ENFORCEABILITY OF CIVIL LIABILITIES	29
EXPENSES	30
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND ADDITIONAL INFORMATION	30

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward- looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith.

This document and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words "believe", "anticipate," "intends," "estimate," "forecast," "project," "plan," "potential," "will," "may," "should," "expect," "targets," "likely," "would," "could," "seeks," "continue," "possible," "might," "pending," and similar expressions, terms or phrases may identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in its records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, we cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward- looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.

In addition to these important factors and matters discussed elsewhere herein, including under the section of this prospectus entitled "Risk Factors," important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

•	the strength of world economies;

•	fluctuations in currencies and interest rates, inflationary pressures, and the impact of the discontinuance of the London Interbank Offered Rate for US Dollars, or LIBOR, after June 30, 2023;

•
dry bulk market conditions and trends, including volatility in charter rates, factors affecting supply and demand, fluctuating vessel values, opportunities for the profitable operations of dry bulk carriers;

•	changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels;

•	changes in our operating and capitalized expenses, including bunker prices, crew costs, dry-docking, costs associated with regulatory compliance, and insurance costs;

•	our future operating or financial results;

•
our ability to borrow under future debt agreements on favorable terms or at all, and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•
changes to our financial condition and liquidity, including our ability to fund capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue), and other general corporate activities;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from pending or future litigation;

•
compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;

•
new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or regional/national imposed by regional authorities such as the European Union or individual countries;

•	potential cyber-attacks which may disrupt our business operations;

•	the failure of counter parties to fully perform their contracts with us;

•	our dependence on key personnel;

•	adequacy of insurance coverage;

•	the volatility of the price of our common shares;

•	future sales of our securities in the public market and our ability to maintain our compliance with Nasdaq listing requirements;

•	our incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States;

•	general domestic and international political conditions or labor disruptions, including "trade wars", global public health threats and major outbreaks of diseases;

•	the impact of port or canal congestion or disruptions;

•	any continuing impacts of coronavirus (COVID-19) on the dry-bulk shipping industry;

•
potential physical disruption of shipping routes due to accidents, climate-related reasons (acute and chronic), political events, public health threats, international hostilities and instability such as the ongoing conflict between Russia and the Ukraine, piracy or acts by terrorists; and

•	other important factors described from time to time in the reports we file with the U.S. Securities and Exchange Commission, or the SEC.

This prospectus may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere is this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, and our other filings with the SEC listed in the section of this prospectus entitled "Incorporation of Documents by Reference." This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled "Risk Factors," before making an investment decision.
Our Company

We are a global provider of shipping transportation services. We specialize in the ownership of vessels. Each of our vessels is owned through a separate wholly-owned subsidiary.

We were incorporated by Diana Shipping Inc. (NYSE:DSX) ("Diana Shipping"), under the laws of the Republic of the Marshall Islands on April 15, 2021, to serve as the holding company of the three vessel- owning subsidiaries that were contributed to us by Diana Shipping (the "OceanPal Inc. Predecessors"), in connection with the distribution of all of our issued and outstanding common stock to Diana Shipping's shareholders on November 29, 2021 (the "Spin-Off"). We and Diana Shipping are independent publicly traded companies with separate independent boards of directors. The operations of the Company's vessels started effective November 30, 2021, upon the Spin-Off consummation.

On November 30, 2021, our common stock began trading on the Nasdaq Capital Market under the ticker symbol "OP".

As of the date of this prospectus, our operating fleet consists of five dry bulk carriers, of which three are Panamaxes and two are Capesize vessels, having a combined carrying capacity of 572,599 dwt and a weighted average age of 18.3 years.

Our Current Fleet

The following table presents certain information concerning the dry bulk carriers in our fleet, as of June 27, 2023:

	Vessel	Sister Ships*	Gross Rate (USD/Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT

	3 Panamax Bulk Carriers
1	PROTEFS	A	$7,000	5.00%	GUO LONG XIANG LIMITED	18-Dec-22	24-Jan-23
	2004 73,630		$11,640	5.00%	LOUIS DREYFUS COMPANY FREIGHT ASIA PTE LTD	24-Jan-23	30-May-23	1
			$7,000	5.00%	REFINED SUCCESS LIMITED	30-May-23	29-Jun-23 - 3-Aug-23
2	CALIPSO	A	$15,250	5.00%	Al Ghurair Resources International LLC	03-Nov-22	25-Jan-23
	2005 73,691		$8,000	5.00%	NORVIC SHIPPING ASIA PTE. LTD.	26-Jan-23	02-Mar-23	2
			$11,000	5.00%	LIANYI SHIPPING LIMITED	26-Mar-23	26-Apr-23
			$11,000	5.00%	CAMBRIAN BULK LIMITED	26-Apr-23	07-Jun-23
			$6,250	5.00%	ORIENTAL PAL SHIPPING PTE., LTD	07-Jun-23	07-Jul-23 - 12-Jul-23	3
3	MELIA		$6,300	5.00%	GUO LONG XIANG LIMITED	10-Feb-23	18-Mar-23
	2005 76,225		$13,800	5.00%	TRANSPOWER MARINE PTE. LTD.	18-Mar-23	09-Apr-23
			$14,000	5.00%	LOUIS DREYFUS COMPANY FREIGHT ASIA PTE LTD	09-Apr-23	07-Aug-23 - 24-Oct-23
	2 Capesize Bulk Carriers
4	SALT LAKE CITY		$10,000	5.00%	Oldendorff GmbH & Co. KG	20-Dec-22	26-Feb-23
	2005 171,810		$5,100	5.00%	RICHLAND BULK PTE. LTD.	26-Feb-23	24-Apr-23
			$15,400	5.00%	PACBULK SHIPPING PTE. LTD.	24-Apr-23	5-Jul-23 - 29-Jul-23	4
5	BALTIMORE		$12,900	5.00%	Enesel Bulk Logistics DMCC	03-Nov-22	07-Feb-23
	2005 177,243		$13,300	5.00%	Koch Shipping Pte. LTd., Singapore	08-Feb-23	08-Jul-23 - 23-Oct-23

*	Each dry bulk carrier is a "sister ship", or closely similar, to other dry bulk carriers that have the same letter.
**	Total commission percentage paid to third parties.
***	In case of newly acquired vessel with new time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
****	Range of redelivery dates, with the actual date of redelivery being at the Charterers' option, but subject to the terms, conditions, and exceptions of the particular charterparty.

1 The charter rate is US$5,500 per day for the first 32 days of the charter period.
2 Vessel on scheduled drydocking from March 05, 2023 to March 22, 2023.
3 Redelivery date based on an estimated time charter trip duration of about 30-35 days.
4 Based on latest information.

Recent Developments

Dividend Payments

On June 28, 2023, our Board of Directors declared a dividend of $306,280 in the aggregate on the Company's outstanding 10,991 Series C Preferred Stock and the 4,323 Series C Preferred Stock awarded to executive management and non-executive directors, pursuant to the Company's amended and restated 2021 Equity Incentive Plan, to Series C Preferred Stockholders of record date July 14, 2023, for the period from April 15, 2023 up to and including July 14, 2023, payable on July 17, 2023.

On June 28, 2023, our Board of Directors, approved a dividend of $240,433 in the aggregate on the Company's outstanding 13,739 shares of Series D Preferred Stock to Series D Preferred Stockholders of record date July 14, 2023, for the period from April 15, 2023 up to and including July 14, 2023, payable on July 17, 2023.

Nasdaq Compliance

On March 27, 2023, we received a written notification from Nasdaq indicating that because the closing bid price of shares of our common stock for the last 32 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until September 25, 2023. On June 8, 2023, we effected a 1-for-20 reverse split of our common stock. The reverse stock split became effective and our common stock began trading on a split-adjusted basis on the NASDAQ Capital Market at the opening of trading on June 8, 2023.

The reverse stock split was approved by our shareholders at our 2023 Annual Meeting of Shareholders held on May 3, 2023. The one-for-20 ratio was approved by our Board on May 24, 2023. Our Board has the authority to effect one or more reverse stock splits of the Company's issued common stock, in the aggregate ratio of not more than 1-for-250, with the exact ratio to be determined by the Board of Directors in its discretion.

As a result of this reverse stock split, there was no change in the number of authorized shares or the par value of our common stock. All share and per share amounts disclosed herein, unless indicated otherwise, give effect to this reverse stock split retroactively, for all periods presented. As of June 22, 2023, our common stock has remained at $1.00 per share or higher for ten consecutive business days. As such, on June 23, 2023, we received a letter from the NASDAQ Capital Market confirming that we have regained compliance with the minimum bid price requirement.

Diana Shipping Special Stock Dividend

Diana Shipping declared a special stock dividend to all of its shareholders of record as of April 24, 2023, of the 13,157 shares of our Series D Preferred Stock held by Diana Shipping at that time. The dividend was paid on June 9, 2023 (the "Stock Dividend"). Because no public market exists or is expected to develop for our Series D Preferred Stock, as an accommodation to its common shareholders that did not elect to receive shares of Series D Preferred Stock, as discussed below, Diana Shipping converted the shares of our Series D Preferred Stock into our shares of common stock on the Stock Dividend payment date and distributed shares of our common stock to each of its common shareholders. Diana Shipping common shareholders, in their sole discretion, were given the opportunity to opt out, in whole but not in part, of the conversion of the shares of Series D Preferred Stock into shares of our common stock and instead receive shares of Series D Preferred Stock in connection with the Stock Dividend.

As a result of the Diana Shipping Stock Distribution, 1,977,106 of shares of our common stock were issued and distributed for 8,590 of our Series D preferred Stock, and 4,567 shares of our Series D preferred Stock were distributed to Diana Shipping stockholders.

Update on shares issued and outstanding
As of June 27, 2023, and after giving effect to (i) the 1-for-20 reverse split of our common stock and the Stock Dividend discussed above as well as, (ii) the issuance of an aggregate of 313,243 shares of our common stock during June 2023, upon the exercise, on an alternative cashless basis, of an aggregate of 8,353,121 private warrants issued in connection with our February 2023 registered direct offering, we had 3,549,484 issued and outstanding shares of our common stock.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year, which means that we qualify as an "emerging growth company" as defined in the JOBS Act. An emerging growth company may take advantage or specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting under Section 404(b) of Sarbanes-Oxley;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and

•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the date we first sell our common equity securities pursuant to an effective registration statement under the Securities Act or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if, among other things, we have more than $1.235 billion in "total annual gross revenues" during the most recently completed fiscal year. We may choose to take advantage of some, but not all, of these reduced burdens. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies. We have chosen to "opt out" of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Corporate Information

OceanPal Inc. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at Pendelis 26, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-210-9485-360. Our website address is http://www.oceanpal.com. The information on our website is not a part of this prospectus.

The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, up to $250,000,000 of our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus and any prospectus supplement, including those in "Item 3-Key Information-D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the Commission on March 30, 2023, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information-Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities issued under this prospectus as set forth in the applicable prospectus supplement.

CAPITALIZATION
Our capitalization and indebtedness will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement to this prospectus.

DILUTION

To the extent applicable, information about the amount by which the offering price of our common stock issued pursuant to this prospectus exceeds the net tangible book value per share of our common stock following such issuance will be included in a prospectus supplement.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents, at prices related to the prevailing market prices, a fixed price or prices, which may be changed or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common stock by broker-dealers;
•	sell common stock short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common stock or any securities convertible into or exchangeable for common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section entitled "Taxation" of the Annual Report incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our articles of incorporation and bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our Amended and Restated Articles of Incorporation and Bylaws, incorporated herein by reference.
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.
Authorized Capitalization
Under our amended and restated articles of incorporation, our authorized capital stock consists of 1,000,000,000 shares of our common stock, par value $0.01 per share, of which 3,549,484 shares were issued and outstanding as of June 27, 2023, and 100,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated Series A Participating Preferred Stock, none of which were issued and outstanding as of June 27, 2023, (ii) 500,000 shares are designated Series B Preferred Stock, all of which were issued and outstanding as of June 27, 2023, (iii) 20,000 shares are designated Series C Preferred Stock, of which 10,991 were issued and outstanding as of June 27, 2023, and 4,323 have been granted (but not yet issued) under our 2021 Equity Incentive Plan, as amended and restated, (iv) 25,000 shares were designated as Series D Preferred stock, of which 13,739 were issued and outstanding as of June 27, 2023; and (v) 10,000 shares are designated Series E Preferred Stock, of which 1,200 were issued and outstanding as of June 27, 2023. All of our shares of stock are in registered form.
Common Stock
Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of our preferred stock.
Preferred Stock
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common stock, Series A Participating Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or other preferred stock we may issue in the future, or make it more difficult to effect a change in control. In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.

Series B Preferred Stock
The Series B Preferred Stock entitles Diana Shipping the right to vote up to 34% of the total number of votes entitled to be cast for all matters for which our shareholders are entitled to vote on, but have no economic rights. To the extent the aggregate voting power of any holder of Series B Preferred Stock, together with any affiliate of such holder, would exceed 49% of the total number of votes that may be cast on any matter submitted to a vote of our shareholders, the number of votes related to each share of Series B Preferred Stock shall be automatically reduced so that such holder's aggregate voting power, together with any affiliate of such holder, is not more than 49%.
Series C Preferred Stock
The outstanding shares of Series C Preferred Stock have a cumulative preferred dividend accruing at the rate of 8.0% per annum, a $1,000 liquidation preference and are convertible into shares of our common stock at Diana Shipping's option commencing upon the first anniversary of the original issue date, at a conversion price equal to the lesser of $65.00 and the 10-trading day trailing VWAP of our common stock, subject to certain adjustments. Diana Shipping, however, is prohibited from converting its shares of Series C Preferred Stock into shares of our common stock to the extent that, as a result of such conversion, Diana Shipping (together with its affiliates) would beneficially own more than 49% of our total outstanding common stock.
The shares of Series C Preferred Stock have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the holders of Series C Preferred Stock or (2) in the event that we propose to issue (a) any parity stock if the cumulative dividends payable on our outstanding shares of Series C Preferred Stock are in arrears (b) or any senior stock.
Dividends on shares of the Series C Preferred Stock accrue and are cumulative from the date that the shares of the Series C Preferred Stock are originally issued and are payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends are paid on January 15, April 15, July 15 and October 15 (each, a "Dividend Payment Date"). If any Dividend Payment Date otherwise falls on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.
Series D Preferred Stock
The outstanding shares of Series D Preferred Stock have a cumulative preferred dividend accruing at the rate of 7.0% per annum, a $1,000 liquidation preference and are convertible into shares of our common stock at the holder's option commencing upon the original issue date, at a conversion price equal to the 10-trading day trailing VWAP of our common stock, subject to certain adjustments. Each holder, however, is prohibited from converting its shares of Series D Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 49% of our total outstanding common stock.
The holders of shares of Series D Preferred Stock have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the holders of Series D Preferred Stock or (2) in the event that we propose to issue (a) any parity stock if the cumulative dividends payable on our outstanding shares of Series D Preferred Stock are in arrears or any senior stock.
Dividends on shares of the Series D Preferred Stock accrue and are cumulative from the date that the shares of the Series D Preferred Stock are originally issued and are payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends are paid on January 15, April 15, July 15 and October 15 (each, a "Dividend Payment Date") commencing October 15, 2022. If any Dividend Payment Date otherwise falls on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.
Series E Preferred Stock
The Series E Preferred Stock have no dividend or liquidation rights. The Series E Preferred Stock vote with the common stock, and each share of the Series E Preferred Stock entitles the holder thereof to up to 25,000 votes, on all matters submitted to a vote of the stockholders of the Company, subject to up to 15% of the total number of votes entitled to be cast on matters put to shareholders of the Company. The Series E Preferred Stock are convertible, at the election of the holder, in whole or in part, into shares of our common stock at a conversion price equal to the 10-trading day trailing VWAP of our common stock, subject to certain adjustments, at any time after (i) the cancellation of all of our Series B Preferred Stock or (ii) the transfer for all of our Series B Preferred Stock (collectively, a "Series B Event"). The 15% limitation discussed above, shall terminate upon the occurrence of a Series B Event. The Series E Preferred Stock are transferable only to the holder's immediate family members and to affiliated persons or entities, with the prior consent of the Company.

Preferred Stock Purchase Rights
On November 29, 2021, we entered into a Stockholders Rights Agreement, which was amended and restated as of December 16, 2022, and which we refer to as the Rights Agreement, with Computershare Trust Company, N.A., as Rights Agent.
Under the Rights Agreement, we have declared a dividend payable of one preferred stock purchase right, or Right, for each share of common stock outstanding immediately following the consummation of Diana Shipping's distribution of our common shares. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $40.00 per share. The Rights will separate from the common stock and become exercisable only if a person or group acquires beneficial ownership of 15% or more of our common stock (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of our common stock having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 15% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which is incorporated by reference herein.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock, or, in the case of uncertificated common shares registered in book entry form, which we refer to as "book entry shares," by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire 10 years after the date thereof, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock; or
•
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company's common stock. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding shares of common stock for or pursuant to the terms of any such plan, are excluded from the definition of "acquiring person." In addition, persons who beneficially own 15% or more of the Company's common stock on the effective date of the Rights Agreement and are excluded from the definition of "acquiring person" until such time as they acquire additional shares in excess of 2% of the Company's then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. For purposes of the Stockholders Rights Agreements, Diana Shipping Inc. and our Chairperson of the Board or any entity controlled by our Chairperson of the Board will not be considered an Acquiring Person regardless of the beneficial ownership of such person. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of our common stock.
Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights Agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our Series A Participating Preferred Stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Class A Warrants, Class B Warrants and Private Placement Warrants
The following summary of certain terms and provisions of Class A Warrants offered pursuant to our underwritten public offering completed in January 2022, the Class B Warrants offered pursuant to our registered direct offering completed in February 2023 and the Private Placement Warrants, is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrant, the form of Class B Warrant and the form of the Private Placement Warrant. There are 14,474,000 Class A Warrants, 15,000,000 Class B Warrants and 6,646,879 Private Placement Warrants issued and outstanding as of June 27, 2023. Prospective investors should carefully review the terms and provisions set forth in the form of Class A Warrant, the form of Class B Warrant and the form of the Private Placement Warrant.
Exercisability. The Class A Warrants, Class B Warrants and Private Placement Warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Class A Warrants, Class B Warrants and Private Placement Warrants is exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class A Warrants, Class B Warrants and Private Placement Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A Warrants, Class B Warrants and Private Placement Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class A Warrants, Class B Warrants and Private Placement Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class A Warrants, Class B Warrants and Private Placement Warrants. No fractional Common Shares will be issued in connection with the exercise of a Class A Warrant, Class B Warrant or a Private Placement Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. Additionally, pursuant to the terms of the Private Placement Warrants, the holders may alternatively elect to exercise such warrants on a cashless basis at the rate of 0.75 Common Share per warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants, Class B Warrants and Private Placement Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days' prior notice from the holder to us with respect to any increase in such percentage.
Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Class B Warrants and the Private Placement Warrants is $20.20 per share, subject, in the case of the Private Placement Warrants, to the alternative cashless exercise provisions. The exercise price per whole Common Share purchasable upon exercise of the Class A Warrants is $154.00 per share. The exercise price and number of common shares issuable upon exercise adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.
Transferability. Subject to applicable laws, the Class A Warrants, Class B Warrants and Private Placement Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. We do not intend to apply for the listing of the Class A Warrants, Class B Warrants and Private Placement Warrants on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants, Class B Warrants and Private Placement Warrants will be limited.
Rights as a Shareholder. Except as otherwise provided in the Class A Warrants, Class B Warrants and Private Placement Warrants or by virtue of such holder's ownership of our common stock, the holder of a Class A Warrant, Class B Warrant and Private Placement Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.
Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, Class B Warrants and Private Placement Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class A Warrants, the Class B Warrants and the Private Placement Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrants, the Class B Warrants, and the Private Placement Warrants, in the event of certain fundamental transactions, the holders of the Class A Warrants, the Class B Warrants, and the Private Placement Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants, the Class B Warrants, and the Private Placement Warrants on the date of consummation of such transaction.
Governing Law. The Class A Warrants, the Class B Warrants and the Private Placement Warrants are governed by New York law.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as "subsequent filings." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;
•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6) makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common stock (including related preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common stock (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES
OceanPal Inc. is incorporated under the laws of the Republic of the Marshall Islands. Furthermore, most of our directors and officers, and experts reside outside the United States, and most of their assets are located outside the United States. As a result, you may find it difficult to effect service of process within the United States upon these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws, or to otherwise bring original actions in foreign courts to enforce such liabilities. Likewise, it may also be difficult for you to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. Although you may bring an original or derivative action against us or our affiliates in the courts of the Republic of the Marshall Islands, and the courts of the Republic of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Republic of the Marshall Islands law, it may impracticable for you to do so. For example, the following requirements must be met for the recognition and enforceability of a foreign judgment by courts outside the United States:
Republic of the Marshall Islands
A judgment obtained in a foreign jurisdiction would be recognized unless (1) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law; (2) the foreign court did not have personal jurisdiction over the defendant;
•
the foreign court did not have jurisdiction over the subject matter; or (4) the foreign country does not recognize or enforce judgments of any other foreign nation. In addition, a foreign judgment need not be recognized if (1) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend; (2) the judgment was obtained by fraud; (3) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands;

•
the judgment conflicts with another final and conclusive judgment; (5) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court; or (6) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action. If none of  the above grounds exist then the Republic of the Marshall Islands High Court will enforce a foreign judgment without a retrial on the merits. Further, the Republic of the Marshall Islands is a signatory to the New York Convention on Enforcement of Foreign Arbitral Awards.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission Registration Fee	$27,550
FINRA Filing Fee	*
Nasdaq Listing Fee	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Indenture Trustee Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of OceanPal Inc. appearing in OceanPal Inc.'s Annual Report (Form 20-F) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined carve-out financial statements of OceanPal Inc. Predecessors appearing in OceanPal Inc.'s Annual Report (Form 20-F) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined carve-out financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants ("SOEL"), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at www.oceanpal.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. Further, other than as described below, the information contained in or accessible from the Commission's website is not part of this prospectus.

Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 30, 2023, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our Report on Form 6-K, furnished to the Commission on April 13, 2023;
•	Our Report on Form 6-K, furnished to the Commission on April 25, 2023;
•	Our Report on Form 6-K, furnished to the Commission on May 4, 2023;
•	Our Report on Form 6-K, furnished to the Commission on June 7, 2023;
•	Our Report on Form 6-K, furnished to the Commission on June 13, 2023;
•	Our Report on Form 6-K, furnished to the Commission on June 27, 2023; and
•	Our Report on Form 6-K, furnished to the Commission on June 30, 2023.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
Information Provided by the Company
We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
I. Article 8, Section 1 of the Bylaws of the registrant provides that:
Any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he is not entitled to indemnification under this section.
II. Section 60 of the BCA provides as follows:
Indemnification of directors and officers:
(1) Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.
(2) Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(7) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
III. Indemnification Agreements
The registrant expects to enter into agreements to indemnify its directors, executive officers and other employees as determined by the registrant's board of directors. With specified exceptions, these agreements will provide for indemnification for related expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The registrant believes that the provisions in its Bylaws and contemplated indemnification agreements described above are necessary to attract and retain talented and experienced officers and directors.

Item 9. Exhibits.
A list of exhibits included as part of this registration statement is set forth on the Exhibit Index hereto, which is incorporated herein by reference.
Item 10. Undertakings.
The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, Greece on June 30, 2023.
OCEANPAL INC.

By:	/s/ Robert Perri
Name:	Robert Perri
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward S. Horton and Jenny Elberg, or any of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 30, 2023 in the capacities indicated.

Signature	Title

/s/ Semiramis Paliou	Chairman and Director
Semiramis Paliou

/s/ Eleftherios Papatrifon	Director
Eleftherios Papatrifon

/s/ Ioannis Zafirakis	Director
Ioannis Zafirakis

/s/ Robert Perri	Chief Executive Officer (Principal Executive Officer)
Robert Perri

/s/ Vasiliki Plousaki	Chief Financial Officer (Principal Financial and Accounting Officer)
Vasiliki Plousaki

/s/ Styliani Alexandra Sougioultzoglou	Director
Styliani Alexandra Sougioultzoglou

/s/ Grigorios-Filippos Psaltis	Director
Grigorios-Filippos Psaltis

/s/ Nikolaos Veraros	Director
Nikolaos Veraros

/s/ Alexios Chrysochoidis	Director
Alexios Chrysochoidis

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OceanPal Inc., has signed this registration statement in City of Newark, State of Delaware, on the 30th day of June 2023.
PUGLISI & ASSOCIATES
(Authorized Representative)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX
Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)*
1.2	Form of Underwriting Agreement (for debt securities)*
4.1	Form of Common Stock Certificate (1)
4.2	Certificate of Designations of the Series A Participating Preferred Stock of the Company (1)
4.3	Stockholders Rights Agreement between OceanPal Inc. and Computershare Trust Company, N.A. (1)
4.4	Statement of Designations of the Series B Preferred Stock of the Company (1)
4.5	Statement of Designations of the 8.0% Series C Preferred Stock of the Company (1)
4.6	Statement of Designations of the 7.0% Series D Preferred Stock of the Company (2)
4.7	Statement of Designations of the Series E Preferred Stock of the Company (3)
4.8	Form of Preferred Stock Certificate*
4.9	Form of Senior Debt Security Indenture*
4.10	Form of Subordinated Debt Security Indenture*
4.11	Form of Warrant Agreement*
4.12	Form of Purchase Contract*
4.13	Form of Rights Agreement*
4.14	Form of Unit Agreement*
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to OceanPal Inc.
8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters
23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)
23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)
23.3	Consent of Seward & Kissel (included in Exhibit 5.1 and Exhibit 8.1)
24.1	Power of Attorney (included in the signature page hereto)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**
107	Filing Fee Table
______________
*
To be filed either as an amendment to this registration statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this registration Statement.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Filed as an exhibit on Form 20-FR12B/A on November 2, 2021, and incorporated by reference herein.

(2)	Filed as an exhibit on Form F-1 filed on September 30, 2022, and incorporated by reference herein.

(3)	Filed as an exhibit to the Company's annual report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 30, 2023.